HARLEYSVILLE NATIONAL CORPORATION

CODE OF ETHICS

Directors, officers and employees hold an important and elevated role in corporate governance at Harleysville National Corporation (HNC). As a director, officer or employee, you are vested with both the responsibility and authority to protect and preserve the interests of all of the company’s constituents, including shareholders, customers and citizens of the communities in which we conduct business. The maintenance of extremely high standards of honest, ethical and impartial conduct is essential to assure the proper performance of HNC’s business and the maintenance of the public’s trust. This Code of Ethics prescribes the policies and procedures to be employed and enforced in HNC’s operations.

  It is your responsibility to comply with the law and behave in an ethical manner. This responsibility cannot be delegated or assumed by the company.
  This code cannot anticipate every possible situation or cover every topic in detail. Most of the topics covered in this code are explained in greater detail in our Employee Handbook. From time-to-time, the company may establish compliance programs to address specific subjects. If you are unclear about a situation, seek guidance before taking action.
  The standards in this code do not necessarily take into account all legal requirements. Where more restrictive local laws or requirements exist, those take precedence.
  It is your responsibility to comply with all applicable governmental rules and regulations. Failure to obey laws and regulations violates this code and may expose both you and the company to criminal or civil prosecution. Any violation of this code or other compliance programs may result in corrective action, up to and including termination. The company may also seek civil remedies from you and even refer criminal misconduct to law enforcement agencies.
  You are responsible for immediately reporting suspected violations of this code to our Corporate Compliance Officer.
  If you have a question about a topic covered in this code, please review the Employee Handbook. If you still have a concern regarding any possible unethical or illegal conduct, please contact our Corporate Compliance Officer.

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Conflicts of Interest

A “conflict of interest” exists any time one faces a choice between what is in his/her personal interest (financial or otherwise) and the interest of our company. Such situations are not always easy to avoid. When a conflict of interest arises, it is important that directors, officers and employees act with great care to avoid even the appearance that their actions were not in the best interest of the company. If you find yourself in a position where your objectivity may be questioned because of individual interest or family or personal relationships, notify our Corporate Compliance Officer, immediately.

Gifts, Meals, Services and Entertainment

One should not request or accept anything that might be used as a means to influence, or even appear to influence you against the company’s best interests. Personal gifts should not be accepted other than those considered common business courtesies and for which one would reasonably expect to give something similar in return in the normal course of business. One must not accept or give any gift in excess of $100 in value without the prior approval of our Corporate Compliance Officer.

Safeguarding Company Assets/Accuracy of Books And Records

We maintain internal controls to provide direction on protecting company assets and financial accountability. The controls are based upon the following principles.

Do not:

  Make personal use of company assets that creates additional costs for the company, interferes with work duties or violates any company policies;
  Allow company property to be used to help carry out illegal acts;
  Manipulate financial accounts, records or reports for personal gain;
  Maintain off-the-book accounts to facilitate questionable or illegal payments; or
  Violate any law or regulation.

Do:
  Prepare project budget proposals with accurate information;
  Maintain books, accounts and records according to generally accepted accounting principles, using enough detail to reflect accurately and fairly company transactions;

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  Record transactions in a timely manner, so that no misleading financial information is created. (These transactions include, but are not limited to, income, expense, indebtedness, obligation, reserves and acquisition or disposition of assets, etc.);
  Retain Company records in accordance with established policies and applicable legal and regulatory requirements; and
  Give full, fair, accurate, timely, and understandable disclosure in any and all periodic reports filed with the United States Securities and Exchange Commission.

Insider Trading

Insider trading is a crime that can carry severe penalties. If you know material, confidential information about our company or any company with whom we have a business relationship and you trade company securities, such as stocks or bonds, while in possession of that information or tell others about it before it is made public, you may have violated the insider trading laws. Please review our Insider Trading Policy located on the Corporation’s Intranet (HarleyWeb) for further details.

Material information is the type of news that would affect a reasonable investor’s decision on whether or not to invest in the company’s stock. Examples include plans to issue securities, sharp changes in earnings patterns, changes in dividend rates, changes in key management personnel, mergers, acquisitions, and important regulatory actions affecting the company. This policy forbids you from trading not only in our stock, but also in those of our suppliers, customers or other companies with whom we have a business relationship while in possession of material inside information learned in the course of your employment at our company.

We encourage all directors, officers and employees to invest in our stock. However, if you have access to any information not readily available to the public, you must be very careful when trading stock to be sure you have not traded while in possession of material non-public information. When you have such information:

  Do not tell anyone not authorized to have the information. A casual remark to a friend may find its way to a broker and eventually to the entire financial community thereby requiring the company to make a premature or unplanned public announcement. This “tipping” may be illegal and damaging to the company.

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  Do not trade in our company’s stock (or that of an applicable outside company) until the news has been made public for at least two full business days. Circumstances suggesting the possibility of insider trading may result in an investigation by governmental authorities of company and stockbroker records of stock trading transactions. This investigation could damage the company’s reputation and result in liability or penalties, including criminal charges and fines against the individual.
  This policy against insider trading also covers transfers into and out of company stock or savings plans and changes in patterns involving purchases of our stock within the plans. However, generally, regular scheduled monthly purchases of our stock within plans are not prohibited.

If you are planning to effect a transaction in our securities, contact our Insider Trading Officer, in advance.

Bribery, Kickbacks And Other Improper Payments

Our company, its directors, officers and employees must maintain high ethical and professional standards in all dealings.

  Do not directly or indirectly promise, offer or make payment in money or anything of value to anyone, including a government official, agent or employee of a government, political party, labor organization or business entity or a candidate of a political party, with the intent to induce favorable business treatment or to improperly affect business or governmental decisions.
  Our code does not necessarily take into account all local legal requirements. Where more restrictive local laws exist, those take precedence. In general, we do not consider ordinary and reasonable business entertainment or gifts of insubstantial value that are customary and legal in the local market to be improper.
  Document any entertainment of and gifts to customers, vendors, suppliers and potential customers, vendors and suppliers.
  Loans are not made by our company to its directors, officers and employees. Loans are made by our banking subsidiaries and comply with all federal and state laws, statutes and regulations.

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